Exhibit 10.2

BUSINESS PROMOTION CONSULTANT AGREEMENT

Agreement No.: ____

Date of Execution: ____ year ____ month ____ day

This Agreement is made and entered into on the date of execution set forth above by and between:

Client (Party A): Merry International Technical Services (Hong Kong) Limited

Business Registration No.: 69772907

(hereinafter referred to as “Party A”)

Service Provider (Party B): ____

Business Registration No.: ____

(hereinafter referred to as “Party B”)

RECITALS

WHEREAS, Party A is a company specializing in customized algorithm software development and data analytics;

WHEREAS, Party B is a consultant possessing professional knowledge and experience in marketing promotion strategy and business development;

WHEREAS, Party A desires to engage Party B to formulate and implement a one-year promotion strategy targeting financial services enterprises in the Southeast Asian market for the purpose of acquiring target customer resources; Party B agrees to accept such engagement;

NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, and in the spirit of equality and mutual benefit, the Parties have engaged in friendly negotiations and hereby agree as follows:

Article 1 Scope of Services

Party B shall provide Party A with the following one-year marketing promotion consultant services (hereinafter referred to as the “Services”), all of which shall be focused on the Southeast Asian region:

(a) Formulation of Dedicated Promotion Strategy: Based on market analysis, Party B shall tailor an annual market entry and promotion strategy centered on the financial services industry for Party A.

(b) Acquisition of Target Customer Resources: Party B shall assist Party A in planning and executing promotional activities for outreach to prospective target customers.

Article 2 Term of Service

The term of service under this Agreement shall commence on ____ year ____ month ____ day and expire on ____ year ____ month ____ day.

Article 3 Service Fees and Payment Terms

3.1 Total Fees: The aggregate service fee payable under this Agreement shall be USD $____ (United States Dollars ____ in words), [or the equivalent of HKD ____ (Hong Kong Dollars ____ in words)].

3.2 Payment Method: Party A shall remit the service fee to the bank account designated by Party B via telegraphic transfer (T/T).

Article 4 Intellectual Property Rights and Confidentiality

4.1 Ownership of Deliverables: The intellectual property rights (if any) in all final reports, strategy documents, plans, and other written materials created by Party B for the purposes of this Agreement and delivered to Party A (hereinafter referred to as the “Deliverables”) shall vest in Party A upon full payment of all fees by Party A.

4.2 Confidentiality Obligation: Each Party shall maintain in strict confidence all confidential information of the other Party obtained or learned in the course of performing this Agreement, including but not limited to business information, technical secrets, and customer lists. Neither Party shall disclose any such confidential information to any third party without the prior written consent of the other Party. This provision shall survive the termination of this Agreement.

Article 5 Force Majeure

If either Party is unable to perform its obligations under this Agreement due to force majeure events, including but not limited to earthquakes, typhoons, war, strikes, or other unforeseeable circumstances beyond the reasonable control of the affected Party, the affected Party shall promptly notify the other Party and may be partially or wholly excused from liability to the extent of the impact of such force majeure event.

Article 6 Governing Law and Dispute Resolution

6.1 Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the People’s Republic of China.

6.2 Dispute Resolution: Any dispute arising out of or in connection with this Agreement shall first be resolved through friendly negotiations between the Parties. If such dispute cannot be resolved through negotiations, either Party shall have the right to submit the dispute to the Hong Kong International Arbitration Centre (HKIAC) for arbitration in accordance with the HKIAC Administered Arbitration Rules in force at the time of submission. The seat of arbitration shall be Hong Kong. The arbitral award shall be final and binding upon both Parties.

Article 7 Miscellaneous

7.1 Counterparts: This Agreement is executed in two (2) originals, with each Party holding one (1) original, each of which shall have equal legal effect.

7.2 Effectiveness: This Agreement shall take effect as of the date of execution by both Parties (by signature and chop, if applicable).

7.3 Supplementary Agreements: Matters not expressly provided for in this Agreement may be addressed by separate supplementary agreements entered into by the Parties, which shall have equal legal effect as this Agreement.

(No text follows)

(Execution Page)

Party A (Signature / Chop): Merry International Technical Services (Hong Kong) Limited

Date: ________________________

Party B (Signature / Chop): ________________________

Date: ________________________

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